FOR IMMEDIATE RELEASE

8x8, Inc. Announces Financial Results for
Fourth Quarter and Full-Year Fiscal 2013

Record Fiscal 2013 Revenue of $107.6 Million; Revenue from Business Customers
Increases 32%; Fourth Quarter Service Gross Margin Reaches 80%

SAN JOSE, Calif. -- May 22, 2013 -- 8x8, Inc. (NASDAQ: EGHT), provider of innovative cloud communications and computing solutions, today announced operating results for the fourth quarter and fiscal year ended March 31, 2013.

The Company posted total revenue of $107.6 million for its fiscal year ending March 31, 2013, the first time 8x8 has exceeded $100 million of annual revenue. GAAP net income for fiscal 2013 was $13.9 million, or $0.19 per diluted share. Non-GAAP net income for the year was $14.7 million, or $0.20 per share, an increase of 42% compared with fiscal 2012.

Fourth Quarter Fiscal 2013 Financial Results
  Revenue from business customers increased 23% year over year to $28.0 million.
  For new customers added during the March quarter, the average number of subscribed services grew to 18.1 from 13.6 in the same period last year.
  Average number of subscribed services per business customer grew to 11.5 from 9.8 in the same period last year.
  Average monthly revenue per business customer was $263, compared with $244 in the same period last year.
  Business service revenue churn was 1.5%, compared with 1.6% in the same period last year; business customer churn was 1.7%, compared with 2.0% in the same period last year.
  Service margin was 80%, compared with 76% in the same period a year ago; gross margin was 71%, compared with 68% in the same year ago period.
  GAAP net income for the fourth quarter of fiscal 2013 was $1.7 million, $0.02 per diluted share, compared with $63.9 million, or $0.87 per diluted share, in the same period last year (includes a one-time non-cash income tax benefit of $62.1 million associated with the release of a deferred tax asset valuation allowance in the fourth fiscal quarter).
  Non-GAAP net income (as outlined in the reconciliation table below) was $3.8 million, or $0.05 per diluted share, compared with $3.0 million, or $0.04 per diluted share, in the same period last year.
  Received an additional $1 million during the fourth quarter related to the license of the patent family the Company sold in the first quarter of fiscal 2013.

  Cash, cash equivalents and investments increased $5.7 million in the fourth quarter of fiscal 2013 to $52.3 million.

Full Year Fiscal 2013 Financial Results
  Revenue from business customers was $104.0 million, a 32% increase over revenue of $79.0 million in fiscal 2012.
  Total revenue for fiscal 2013 was $107.6 million, a 25% increase over revenue of $85.8 million for fiscal 2012.
  GAAP net income for fiscal 2013 was $13.9 million, $0.19 per diluted share, compared with $69.2 million, or $0.99 per diluted share for fiscal 2012 (includes a one-time non-cash income tax benefit of $62.1 million associated with the release of a deferred tax asset valuation allowance in the fourth fiscal quarter).
  Non-GAAP net income (as outlined in the reconciliation table below) increased 42% to $14.7 million, or $0.20 per diluted share, compared with $10.3 million, or $0.15 per diluted share, for fiscal 2012.
  Gross margin for fiscal 2013 was 68%, compared with 67% for fiscal 2012.
  Cash, cash equivalents and investments increased 114% in fiscal 2013 to $52.3 million, compared with $24.4 million in the same period last year.

"I am pleased to report another solid year of record revenue growth and margin expansion," said 8x8 Chairman & CEO Bryan Martin. "While the growth of our core business communications offerings to small businesses remained strong, increased interest from mid-market customers who are deploying these services in much larger, distributed environments further validated our efforts to move upmarket and our credibility as an enterprise-class cloud services provider. These accomplishments were heightened by new SaaS licensing partnerships with SoftBank and CoSentry, centered around our subscription-based virtualized cloud data services, as well as the formal launch of our services in Canada, phase one of our Global Reach initiative."

"According to the North America Business VoIP Service Leadership Scorecard published this month by Infonetics Research and a similar market share report by Synergy Research, 8x8 remains one of the top hosted VoIP providers in North America," continued Martin. "We are committed to maintaining our leadership in the Unified Communications as a Service industry as we expand and deliver a broad range of services to our customers, both new and current, through our internal development efforts, partnerships, and acquisitions."

Additional Fourth Quarter and Full Year Business Highlights:
  Number of new services sold during the fourth quarter increased to 50,728 vs. 44,391 in the prior quarter and 39,221 in the same period last year.
  Ended the quarter with 32,535 business customers compared with 31,473 customers in the prior quarter and 28,671 customers in the same period a year ago.
  Signed subscription-based software licensing agreements with Softbank Telecom Corporation and CoSentry for virtualized cloud data services.

  Awarded seven new U.S. patents during fiscal 2013.
  Monetized a family of U.S. legacy patents.
  Named a market "Leader" in Gartner 2012 Magic Quadrant for UCaaS.
  Named #1 Provider of Hosted IP Telephony by Frost & Sullivan.
  Introduced Virtual Office Mobile hosted PBX and videoconferencing app for Apple iOS and Android smartphones and tablets.
  Launched Virtual Office hosted PBX, unified communications and contact center services in Canada as the initial phase of Global Reach® initiative.
  Relocated to new corporate headquarters in San Jose, Calif.
  Named to NASDAQ Global Select Market.

Non-GAAP Measures

We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating our ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus loss on investment, non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs, facility exit costs and gain on patent sale. We have excluded loss on a strategic investment in another company and gain on patent sale because we consider these to be isolated transactions and believe these are not reflective of our ongoing operations. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. In the fourth quarter of fiscal 2012, we released a $62.1 million deferred tax valuation allowance that reflects tax deferrals accumulated over many years. This $62.1 million release is very unlikely to recur in the future and is a non-cash transaction. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses, including expenses to exit facilities, because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Conference Call Information

Management will host a conference call to discuss these results and other matters related to the Company's business today, May 22, 2013 at 4:30 pm EDT. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #44150738) (404) 537-3406, international (Conference ID #44150738)
Webcast:	http://investors.8x8.com/

Supplemental financial slides will be presented through 8x8's Virtual Meeting web conferencing portal, which can be accessed at: http://virtualmeeting.8x8.com/Q4FY2013Earnings.

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight May 28, 2013. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8 Inc. (NASDAQ: EGHT) empowers business conversations for more than 30,000 small and medium sized businesses with cloud communications services that include hosted PBX telephony, unified communications, contact center and video conferencing solutions. In 2012, the company was recognized in the "Leaders" quadrant of Gartner's 2012 Magic Quadrant for Unified Communications as a Service and was named No. 1 Provider of Hosted IP Telephony by Frost & Sullivan. 8x8 has been delivering business communications services since 2004 and has garnered a reputation for technical excellence and outstanding reliability. For additional information, visit www.8x8.com, or connect with 8x8 on Facebook and Twitter.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products and services, the reliability of our services, the prices for our services, customer renewal rates, customer acquisition costs, actions by our competitors, including price reductions for their telephone services, potential federal and state regulatory actions, compliance costs, potential warranty claims and product defects, our needs for and the availability of adequate working capital, our ability to innovate technologically, the timely supply of products by our contract manufacturers, potential future intellectual property infringement claims that could adversely affect our business and operating results, and our ability to retain our listing on the NASDAQ Capital Market. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Relations Contact:
Joan Citelli
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Service revenue	$25,905	$22,148	$98,212	$78,382
Product revenue	2,746	2,051	9,402	7,421
Total revenue	28,651	24,199	107,614	85,803

Operating expenses:
Cost of service revenue	5,217	5,301	22,201	18,065
Cost of product revenue	3,216	2,355	11,801	9,822
Research and development	2,174	1,843	8,147	6,745
Sales and marketing	13,042	10,904	46,244	37,980
General and administrative	2,349	1,640	8,619	6,012
Gain on patent sale	(1,000)	-	(12,965)	-
Total operating expenses	24,998	22,043	84,047	78,624
Income from operations	3,653	2,156	23,567	7,179
Other income (loss), net	15	(363)	105	(305)
Income before provision (benefit) for income taxes	3,668	1,793	23,672	6,874
Provision (benefit) for income taxes	2,007	(62,070)	9,733	(62,354)
Net income	$1,661	$63,863	$13,939	$69,228

Net income per share:
Basic	$0.02	$0.91	$0.20	$1.04
Diluted	$0.02	$0.87	$0.19	$0.99

Weighted average number of shares:
Basic	71,998	70,205	71,390	66,413
Diluted	75,053	73,648	74,700	70,149

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	March 31,
	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$50,305	$22,426
Investments	1,964	1,942
Accounts receivable, net	3,880	2,279
Inventory	511	581
Deferred tax assets	6,096	7,730
Other current assets	914	928
Total current assets	63,670	35,886
Property and equipment, net	6,673	3,820
Intangible assets, net	10,194	11,622
Goodwill	25,150	25,150
Deferred tax assets, non-current	46,352	53,977
Other assets	572	278
Total assets	$152,611	$130,733

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,644	$5,476
Accrued compensation	3,629	3,105
Accrued warranty	452	387
Deferred revenue	1,236	891
Other accrued liabilities	2,774	2,356
Total current liabilities	13,735	12,215

Other liabilities	1,843	68
Total liabilities	15,578	12,283

Total stockholders' equity	137,033	118,450
Total liabilities and stockholders' equity	$152,611	$130,733

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Twelve Months Ended
	March 31,
	2013	2012
Cash flows from operating activities:
Net income	$13,939	$69,228
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation	2,523	1,535
Amortization	1,428	788
Stock-based compensation	2,634	1,506
Tax benefit from stock-based compensation	(49)	-
Deferred income tax provision (benefit)	9,308	(62,422)
Other	616	561
Changes in assets and liabilities:
Accounts receivable, net	(2,171)	(1,059)
Inventory	27	1,535
Other current and noncurrent assets	(30)	489
Deferred cost of goods sold	(60)	1
Accounts payable	410	(1,214)
Accrued compensation	524	128
Accrued warranty	65	25
Accrued taxes and fees	440	(356)
Deferred revenue	345	(197)
Other current and noncurrent liabilities	1,839	(1,337)
Net cash provided by operating activities	31,788	9,211

Cash flows from investing activities:
Purchases of property and equipment	(5,678)	(2,300)
Cost of capitalized software	(190)	-
Restricted cash decrease	-	28
Acquisition of businesses, net of cash acquired	-	(713)
Net cash used in investing activities	(5,868)	(2,985)

Cash flows from financing activities:
Capital lease payments	(86)	(275)
Repurchase of common stock	(419)	(2,934)
Tax benefit from stock-based compensation	49	-
Proceeds from issuance of common stock, net of issuance costs	(43)	(60)
Proceeds from issuance of common stock under employee stock plans	2,458	2,995
Net cash provided by (used in) financing activities	1,959	(274)
Net increase in cash and cash equivalents	27,879	5,952

Cash and cash equivalents at the beginning of the period	22,426	16,474
Cash and cash equivalents at the end of the period	$50,305	$22,426

8x8, Inc.
Selected Operating Statistics
	Three Months Ended
	March 31, 2012	June 30, 2012	Sept. 30, 2012	Dec. 31, 2012	March 31, 2013
Gross business customer additions (1)	2,892	2,943	2,915	2,617	2,808
Number of new services sold (1)(2)	39,221	41,146	42,920	44,391	50,728
Average number of subscribed services per new business customer (3)	13.6	14.0	14.7	17.0	18.1
Business subscriber acquisition cost per service (4)	$ 99	$ 97	$ 89	$ 98	$ 92

Total business customers (5)	28,671	29,913	30,498	31,473	32,535
Average number of subscribed services per business customer (6)	9.8	10.1	10.6	11.2	11.5
Business customer average monthly service revenue per customer (7)	$ 244	$ 250	$ 256	$ 260	$ 263

Business customer churn (less cancellations within 30 days of sign-up) (8)	2.0%	1.7%	2.4%	1.6%	1.7%
Business service revenue churn	1.6%	2.3%	1.0%	2.6%	1.5%

Overall service margin	76%	75%	76%	78%	80%
Overall product margin	-15%	-30%	-22%	-34%	-17%
Overall gross margin	68%	67%	68%	68%	71%

(1)	Does not include customers of Virtual Office Solo or Zerigo, Inc. ("Zerigo").
(2)	Number of recurring revenue services sold to business customers during the period.
(3)	Number of new services sold divided by gross business customer additions.
(4)

The combined costs of advertising, marketing, promotions, sales commissions and equipment subsidies for new services sold during the period divided by the number of new services sold during the period.

(5)

Business customers are defined as customers paying for service. Customers that are currently in the 30-day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo or Zerigo services are not included as business customers.

(6)

The simple average number of subscribed services divided by the simple average number of business customers during the period. The simple average number of subscribed services is the number of subscribed services on the first day of the period plus the number of subscribed services on the last day of the period divided by two. The simple average number of business customers is the number of business customers on the first day of the period plus the number of business customers on the last day of the period divided by two.

(7)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(8)

Business customer churn is calculated by dividing the number of business customers that terminated (after the expiration of the 30-day trial) by the simple average number of business customers and dividing the result by the number of months in the period. In the second quarter of fiscal 2013, an affiliate with 411 business customers representing approximately $9,000 of monthly service revenue cancelled service. Excluding these 411 cancellations, business customer churn (less cancellations within 30 days of sign-up) was 1.9%.

8x8, Inc.
RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
Net income	$1,661	$63,863	$13,939	$69,228
Gain on patent sale	(1,000)	-	(12,965)	-
Loss on investment	-	356	-	356
Non-cash tax adjustments	1,949	(62,086)	9,308	(62,422)
Amortization	357	357	1,428	788
Stock-based compensation expense	807	493	2,634	1,506
Acquisition-related expense	35	12	35	739
Facility exit expense	-	-	305	140
Non-GAAP net income	$3,809	$2,995	$14,684	$10,335

Weighted average number of shares:
Diluted	75,053	73,648	74,700	70,149

GAAP net income per share - Diluted	$0.02	$0.87	$0.19	$0.99
Gain on patent sale	(0.01)	-	(0.17)	-
Loss on investment	-	-	-	0.01
Non-cash tax adjustments	0.03	(0.84)	0.12	(0.89)
Amortization	-	-	0.02	0.01
Stock-based compensation expense	0.01	0.01	0.04	0.02
Acquisition-related expense	-	-	-	0.01
Facility exit expense	-	-	-	-
Non-GAAP net income per share - Diluted	$0.05	$0.04	$0.20	$0.15

GAAP net income percentage of revenue	6%	264%	13%	81%
Gain on patent sale	-4%	-	-12%	-
Loss on investment	-	1%	-	-
Non-cash tax adjustments	7%	-257%	9%	-73%
Amortization	1%	2%	1%	1%
Stock-based compensation expense	3%	2%	2%	2%
Acquisition-related expense	-	-	-	1%
Facility exit expense	-	-	1%	-
Non-GAAP net income percentage of revenue	13%	12%	14%	12%